EXHIBIT C

CERTIFICATE AS TO AUTHORIZED REPRESENTATIVES

OF EXQUISITE ACQUISITION, INC.

Exquisite Acquisition, Inc., (the “Company”) hereby designates each of the following persons as its Authorized Representatives for purposes of this Escrow Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct. Each such Authorized Representative is authorized to initiate and approve transactions of all types for the Escrow Account[s] established under the Agreement to which this Exhibit C is attached, on behalf of the Company

Country of Citizenship: Japan	Country of Residence: Japan
Date of Birth: 03/04/1971	Social Security Number (optional):

Name (print):	Koichi Ishizuka
Specimen Signature:
Title:	President, CEO and Director (New)
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: +81-3-6308-9988 Cell: +81-90-6002-4978 Home: Other:
E-mail (required): If more than one, list all applicable email addresses.	Email 1: ishizuka@off-line.co.jp Email 2:
Facsimile:	+81-3-6369-3727
Country of Citizenship:	Country of Residence:
Date of Birth:	Social Security Number (optional): N/A

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell: Home: Other:
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2:
Facsimile:
Country of Citizenship:	Country of Residence:
Date of Birth:	Social Security Number (optional):

Additional Email Addresses:

The following additional email addresses also may be used by Escrow Agent to verify the email address used to send the Escrow Funds Release Notice to Escrow Agent:

Email 1:

Email 2:

Email 3:

COMPLETE BELOW TO UPDATE EXHIBIT C

If Exquisite Acquisition, Inc. wishes to update this Exhibit C, then the Company must complete, sign and send to Escrow Agent an updated copy of this Exhibit C with such changes. Any updated Exhibit C shall be effective once signed by the Company and Escrow Agent and shall entirely supersede and replace any prior Exhibit C to this Escrow Agreement.

Exquisite Acquisition, Inc.

By:_________________________

Name: Thomas DeNunzio

Title: President

Wilmington Trust, National Association (as Escrow Agent)

By:_________________________

Name: Patrick Donahue

Title: Vice President